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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related proxy statement and prospectus of Concord EFS, Inc. and to the inclusion therein of our report dated June 26, 2001; with respect to the financial statements of The Logix Companies, LLC for the year ended December 31, 2000.



                                                 /s/ Gordon, Hughes & Banks, LLP

Englewood, Colorado
February 5, 2002